Exhibit 10.1

Verso Corporation

Corporate Headquarters

8540 Gander Creek Drive

Miamisburg, OH 45342

Randy J. Nebel

T 937.528.3455

E Randy.Nebel@versoco.com

W www.versoco.com

March 5, 2021

Allen J. Campbell

Verso Corporation

8540 Gander Creek Drive

Miamisburg, OH 45342

Dear Allen:

I appreciate your hard work and continued commitment to Verso, including your willingness to extend your time with Verso and delay your retirement until the end of June 2021.

As we discussed, Verso is awarding you a retention bonus of $325,000. This amount, less withholding taxes, will be paid out on June 30, 2021. Also, the unvested restricted stock units previously granted to you by Verso will be modified to allow some additional limited vesting after your retirement, as set forth in the Attachment to this letter. To receive the retention bonus and modification of your restricted stock units, you must not voluntarily terminate your employment with Verso before June 30, 2021.

As you know, when you retire you will be entitled to payments and benefits to the extent provided in your Confidentiality and Non-Competition Agreement, dated September 21, 2015, but you will not be entitled to any payments under Verso’s Severance Policy.

Congratulations on your upcoming retirement, Allen.

Sincerely,

/s/ Randy J. Nebel

Randy J. Nebel

President and Chief Executive Officer

ATTACHMENT

The restricted stock units (“RSUs”) that you were granted under Verso’s Performance Incentive Plan (“PIP”) will be modified as follows, subject to all other terms and conditions of the applicable restricted stock unit award agreements (each, an “Award Agreement”) and the PIP:

Time Vesting RSUs
Date of Award Agreement	Modification
February 22, 2018	The next tranche of RSUs scheduled to vest under the applicable Award Agreement that remain unvested will accelerate and become fully vested as of the final date of your employment with the Company.
March 28, 2019
January 24, 2020

Performance Vesting RSUs
Date of Award Agreement	Modification
March 28, 2019

The number of RSUs remaining unvested under the applicable Award Agreement as of the final date of your employment with the Company will be adjusted using the formula in section 7(c) of such Award Agreement, and the resulting number of RSUs will vest if and when the vesting conditions (except the employment requirement) in the Award Agreement are met.

January 24, 2020

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